SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 16, 2004
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Date of Report
(Date of Earliest Event Reported)

American Dairy, Inc.
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(Exact Name of Registrant as Specified in its Charter)

C-16 Shin Chen International Building, No. 10, Jiu-shen Road, Zho Yan Chu, Beijing
The People’s Republic of China
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(Address of principal executive offices)

213-488-5131 (U.S.)
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(Registrant's telephone number, including area code)

N/A
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(Former name and former address, if changed since last report)

Utah	000-27351	87-0445575
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(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Item 3.02. Unregistered Sales of Equity Securities

Effective October 16, 2004, American Dairy, Inc. closed an unregistered offering of 1,187,955 shares of its Common Stock and warrants that was made only to accredited purchasers as defined by Rule 501(a) of Regulation D promulgated under the Securities Act of 1033, as amended (the “Act”). The offering was made in reliance upon Rule 506 of Regulation D under the Act.

The offering realized $2,672,898 in total subscriptions for its Common Stock and warrants. American Dairy, Inc. paid $267,288 in total commissions and discounts to its principal underwriters, American Eastern Securities, Inc. and Keating Securities, L.L.C.

In connection with the offering, American Dairy, Inc. issued warrants to the subscribers to purchase a total of 1,187,955 shares of its Common Stock at an exercise price of $2.25 per share for a term of 5 years; and issued warrants to the underwriters to purchase 237,591 shares of the Common Stock of the Company at an exercise price of $1.50 per share for a term of 5 years.

Item 8.01. Other Events

The Company recently moved its principal executive officers from Kedong County, Heilongjiang Province in The People’s Republic of China to:

C-16 Shin Chen International Building
No. 10  Jiu-Shen Road, Zho Yan Chu,
Beijing, The People’s Republic of China

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Dairy, Inc.
a Utah corporation

Date: November 5, 2004	By:	/s/ Leng You-Bin
Leng You-Bin
Chief Executive Officer and President